JOHN HANCOCK STRATEGIC SERIES

                          John Hancock High Income Fund


                 Abolition of John Hancock High Income Fund and
                            Amendment of Section 5.11


                   Abolition of John Hancock High Income Fund

     The undersigned, being a majority of the Trustees of John Hancock Strategic Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock High Income Fund (Class A Shares, Class B Shares, Class C Shares and Class I Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock High Income Fund, Class A Shares, Class B Shares, Class C Shares and Class I Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of December 31, 2005.


                            Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Strategic Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective December 31, 2005, as follows:

     1. Section 5.11 (a) shall be deleted and replaced with the following:

          Without  limiting  the  authority of the Trustees set forth in Section
          5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Strategic Income Fund which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class R Shares (the "Existing Shares").

     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 6th day of December 2005.


/s/James R. Boyle                                       /s/Charles L. Ladner
-----------------                                       --------------------
James R. Boyle                                          Charles L. Ladner

/s/James F. Carlin                                      /s/John A. Moore
------------------                                      ----------------
James F. Carlin                                         John A. Moore

/s/Richard P. Chapman, Jr.                              /s/Patti McGill Peterson
--------------------------                              ------------------------
Richard P. Chapman, Jr.                                 Patti McGill Peterson

/s/William H. Cunningham                                /s/Steven R. Pruchansky
------------------------                                -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/Ronald R. Dion
-----------------
Ronald R. Dion

     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


                                  Page 2 of 2